UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  February 3, 2004

                              ____________________

                         Commission File Number 0-22935


                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)


    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)


       Registrant's telephone number, including area code: (214) 234-4000

                                        2
Item  12.  Results  of  Operations  and  Financial  Condition

On February 3, 2004, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the fourth quarter and year ended December 31, 2003. Attached to this current report on Form 8-K is a copy of the related press release dated February 3, 2004.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes on Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.


Exhibit  Number                    Description
---------------                    -----------
      99.1              Press release issued  February 3, 2004

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


February  3,  2004                                   /s/  SUSAN  K.  COLE
                                                     --------------------
     Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                         Description
          ---------------                         -----------
                   99.1               Press  release  issued  February  3,  2004

             Exhibit 99.1     Press release issued February 3, 2004



                                  Contacts:
                                               Pegasus  Solutions
                                               Marcie  Hyder 214-234-4120
                                               Press: Cindy Foor 214-234-4129


       PEGASUS SOLUTIONS REPORTS FOURTH QUARTER AND FULL YEAR 2003 RESULTS COMPANY REITERATES 2004 REVENUE GUIDANCE AND PROVIDES COMPLETE 2004 FINANCIAL
                                     OUTLOOK

-     Q4  2003  revenues  -  $43.1  million
-     Q4  2003  Diluted  EPS  (GAAP)  -  $0.02
-     Q4  2003  Diluted  EPS  (Cash)  -  $0.06
-     Estimated  2004  revenues  -  $192  million  to  $200  million
-     Estimated  2004  diluted  EPS  (Cash)  -  $0.45  to  $0.55
-     Resolution  of  PegasusCentralTM  related  issues  on  track
-     Unirez  integration  proceeding  according  to  plan


DALLAS, FEBRUARY 3, 2004 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a leading global provider of hotel reservations-related services and technology, today reported its financial results for the fourth quarter and year ended December 31, 2003. Revenues for the quarter topped $43 million, with Electronic Distribution service revenues up 17 percent from the fourth quarter of 2002.

"Despite the challenges we faced in 2003, our financial position allowed us to invest in strategic initiatives to improve our competitive position and support long-term growth and profitability," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. Davis continued: "We are making progress with both our customer satisfaction and product development initiatives. We also remain committed to PegasusCentral. And finally, the integration of Unirez is proceeding as planned and will be substantially complete by midyear."

PEGASUSCENTRAL  UPDATE
----------------------
Since the company first announced stability issues with its Web-based property management system PegasusCentral in late October, it has engaged IBM and Majoris, both leading global software consulting and service firms. A diagnostic review of the software has been completed as well as a detailed root-cause analysis. Pegasus has selected Majoris to lead the remediation efforts. Davis said, "We are pleased to report that Majoris has determined a small percentage of the problems within the code would correct a significant percentage of our customer issues. We selected Majoris to lead this effort based on successful experiences our new chief information officer John Cole has had with principals of Majoris." Regarding the largest PegasusCentral customer, Davis added: "We have met with InterContinental Hotels Group and are currently working with them to establish a final timeline for remediation, acceptance testing and resuming installations."

FOURTH  QUARTER  FINANCIAL  HIGHLIGHTS
--------------------------------------
- Revenues were $43.1 million compared to $43.4 million in the fourth quarter of 2002.
- On a GAAP basis, diluted net income (loss) per share was $0.02 compared to $(0.06) in the same quarter in 2002.
- Cash earnings were $0.06 per diluted share compared to $0.13 in the fourth quarter of 2002.
- EBITDA was $7.3 million, or 17 percent of revenues, compared to $8.3 million, or 19 percent of revenues, in the year-ago quarter. (See attached tables.)
- Adjusted EBITDA for the fourth quarter of 2003 was $9.7 million, or 22 percent of revenues. (See attached tables.)
- Cash flow from operating activities was $6.2 million compared to $6.7 million in the fourth quarter of 2002.
-     Pegasus  completed  the acquisition  of Unirez, Inc. on December 1, 2003.

Susan K. Cole, executive vice president and chief financial officer of Pegasus Solutions, said, "I am pleased to report fourth quarter revenues reached the high end of our previous revenue estimates. As part of our financial plan, we continually evaluate our cost structure in an effort to obtain optimal margins. As previously indicated and to give us a jump start on 2004, we increased our advertising and marketing spending during the fourth quarter, while staying within the guided cash earnings per share range."

FULL  YEAR  FINANCIAL  HIGHLIGHTS
---------------------------------
-     Revenues  were  $172.7  million  compared  to  $190.0  million  in  2002.
- On a GAAP basis, diluted net loss per share was $(0.07) compared to $(0.14) in 2002.
-     Cash  earnings  were $0.33  per  diluted share compared to $0.54 in 2002.
- EBITDA was $25.1 million, or 15 percent of revenues, compared to $41.1 million, or 22 percent of revenues, in 2002. (See attached tables.)
- Adjusted EBITDA was $34.8 million, or 20 percent of revenues, compared to $37.6 million, or 20 percent of revenues, in 2002. (See attached tables.)
- Cash flow from operating activities was $24.1 million compared to $38.3 million in 2002.
-     Cash  and  short-term investments at December 31, 2003 was $63.0 million.
- Capital spending in 2003 was $19.4 million compared to $30.3 million in 2002.

SERVICE  LINE  REVIEW
---------------------
- Fourth quarter Electronic Distribution service revenues were $6.6 million, an increase of 17 percent year-over-year. For 2003, Electronic Distribution service revenues were $28.8 million, an increase of 20 percent from 2002. The increases in Electronic Distribution revenues for the fourth quarter and full year 2003 were primarily due to increases in Internet transactions of 22 percent and 32 percent, respectively.
- Financial Services revenues for the fourth quarter increased 2 percent to $7.5 million compared to the fourth quarter of 2002. Full year revenues for Financial Services were $30.2 million, up 1 percent from 2002 despite the negative impact of lower average daily room rates in 2003.
- Fourth quarter Central Reservation System (CRS) service revenues were $8.8 million, down 22 percent on a year-over-year basis. CRS service revenues for 2003 were $38.3 million, a 24 percent decrease from 2002, excluding a $3.5 million non-recurring customer termination fee in 2002. The decrease in CRS revenues was primarily due to the lost contract with Prime Hospitality and pricing pressure on contract renewals.
- Property Systems revenues were $1.7 million in the fourth quarter compared to $1.5 million in the fourth quarter of 2002. For 2003, Property Systems revenues were $6.5 million, which is essentially flat with 2002.
- Service revenues for Representation Services were $15.3 million in the fourth quarter and $57.4 million for 2003. Both fourth quarter and 2003 amounts include $874,000, which represents one month of revenues, for the company's new connectivity service Unirez by PegasusTM. On a year-over-year basis, service revenues from the company's full service offering Utell by PegasusTM were down 3 percent for the fourth quarter and 12 percent for the full year. The decrease in Utell revenues was primarily due to a reduction in the number of hotels in the Utell portfolio and the continued weakness in trans-Atlantic travel.

OUTLOOK  FOR  2004
------------------
-     Q1  2004 revenues  estimated  to  range  from  $43 million to $45 million
- Q1 2004 cash earnings estimated to range from $0.03 to $0.05 per diluted share

"As we developed our 2004 budget, we remained committed to customer satisfaction, product development, advertising, marketing and our employees, who did not receive merit increases or bonuses in 2003," Cole said. She added:
"Due to our post-integration cost structure, I believe we will be able to absorb these incremental costs, which are essential to our long-term growth, while maintaining an EBITDA margin in excess of 20 percent. We expect our cost structure will give us the ability to continue focusing on our goals and investing in our future. Additionally, our board of directors recently approved a corporate 10b5-1 stock repurchase plan, which will allow us to continually repurchase shares even during blackout periods. This further highlights our confidence in the company as we put our excess capital to good use."

Davis concluded: "As we enter 2004, I am confident we have taken the necessary steps to improve our business. Our reinvigorated sales force and technology organization - along with the recent management additions - are all aligned for solid performance. By focusing on critical product development priorities and executing our multi-tiered strategy to serve the independent and small hotel company market, we're poised for success."

RECONCILIATION  OF  NON-GAAP  FINANCIAL  MEASURES
-------------------------------------------------
Reconciling items between GAAP net income (loss) and cash earnings primarily consist of purchase accounting amortization and restructure costs. Schedules that reconcile GAAP amounts to cash earnings, EBITDA and adjusted EBITDA are included with this release, as well as the presentation accompanying the company's conference call Webcast. Reconciling items between EBITDA and adjusted EBITDA consist of restructure charges and other non-recurring items.

In addition to the types of reconciling items included in the attached tables, first quarter 2004 GAAP net income may include the cumulative effect of adopting Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FASB Staff Position 46-6 delayed the effective date of FIN 46, and it will be effective for Pegasus on March 31,2004. As a result, a GAAP net income estimate is not currently available, but you can find more information on how FIN 46 will affect Pegasus in the company's Form 10-Q, which was filed with the Securities and Exchange Commission on August 14, 2003.

CONFERENCE  CALL
----------------
Pegasus will host a conference call today at 5:00 p.m. Eastern Time and will simultaneously broadcast it live over the Internet. To access the Webcast, go to www.pegs.com and click on "Investor." The online archive of the Webcast will
   ------------
be  available  two  hours  after  the  call  for  30  days.

COMPANY  INFORMATION
--------------------

Dallas-based Pegasus Solutions, Inc.(Nasdaq: PEGS) is a leading global provider of hotel reservations-related services and technology. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 50,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell, are used by nearly 7,000 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 18 offices in 11 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
                                                                   ------------

Some statements made in this press release are forwardlooking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forwardlooking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include but are not limited to terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services and timing of sales, general economic condition including a slowdown in technology spending by the company's current and prospective customers, failure to maintain successful relationships with and to establish new relationships with customers, the success of the company's international operations, the level of product and price competition from existing and new competitors, changes in the company's level of operating expenses and its ability to control costs, delays in developing, marketing and deploying new products and services, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K and Form S-3, as amended, declared effective in November 2003.

The conference call may include other forward-looking statements related to transaction volume and average daily room rates. Such information can be found in the presentation accompanying the conference call Webcast. To access the Webcast, go to www.pegs.com and click on "Investor."
                 ------------

Management believes that presentation of non-GAAP financial measures such as cash earnings per share, EBITDA and adjusted EBITDA is useful because it allows investors and management to evaluate and compare the company's core cash-based operating results from ongoing operations from period to period in a more meaningful and consistent manner than relying exclusively on GAAP financial measures. Non-GAAP financial measures however should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP. In addition, Pegasus' calculation of cash earning per share, EBITDA and adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. Schedules that reconcile cash earnings per share, EBITDA and adjusted EBITDA to the most directly comparable GAAP amounts are included with this release and the presentation accompanying the company's conference call Webcast.



                                      # # #

                             PEGASUS SOLUTIONS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                      Three Months Ended         Year Ended
                                          December 31,          December 31,
                                         ------------           ------------
                                      2003          2002     2003          2002
                                      ----          ----     ----          ----

Revenues:
    Service revenues              $  39,883     $  40,664   $161,245   $178,769
    Customer reimbursements           3,243         2,780     11,485     11,181
                                  ---------     ---------    -------   --------
    Total revenues                   43,126        43,444    172,730    189,950
                                  ---------     ---------    -------   --------

Costs  of  services:
    Cost of services                 20,924        19,941     85,207     88,717
    Customer reimbursements           3,243         2,780     11,485     11,181
                                  ---------        ------    -------   --------
    Total costs of services          24,167        22,721     96,692     99,898
                                  ---------       -------    -------   --------

Research and development              1,654         1,317      5,199      5,821
General and administrative expenses   5,423         6,468     23,348     25,146
Marketing and promotion expenses      4,538         4,620     16,484     17,998
Depreciation and amortization         5,570        11,623     28,029     48,075
Restructure costs                         -             -      5,949          -
                                      -----        ------     ------     ------
Operating income (loss)               1,774       (3,305)    (2,971)    (6,988)

Other  income  (expense):
    Interest income (expense), net     (475)         307       (129)      1,224
    Other                                93          535        363         130
                                     -------       -----       ------    ------
Income (loss) before income taxes     1,392       (2,463)     (2,737)   (5,634)

Income tax benefit (expense)           (777)         991         905      2,115
                                      ------       ------      ------    ------

Net income (loss)                   $    615    $ (1,472)    $(1,832)  $(3,519)
                                    ========    =========    ========  ========

Basic and diluted net income
(loss) per share                    $   0.02    $  (0.06)     $(0.07)  $ (0.14)

                                     ========   =========     =======  ========


Weighted  average  shares  outstanding:
    Basic                            25,044       24,822      24,864     24,818
                                     =======      ======      ======    =======
   Diluted                           25,404       24,822      24,864     24,818
                                     =======      ======      ======    =======

                             PEGASUS SOLUTIONS, INC.
                         RECONCILIATION OF CASH EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                          Three Months Ended
                                           December 31, 2003
                                           -----------------
                                            Cash Earnings
                              As Reported       Adjustments       Cash Earnings
                              -----------       -----------       -------------

Revenues:
  Service revenues           $     39,883    $          -          $     39,883
  Customer reimbursements           3,243               -                 3,243
                             ------------    ------------          ------------
  Total revenues                   43,126               -                43,126
                             --------------  -------------         ------------

Costs  of  services:
  Cost of services                  20,924           -                   20,924
  Customer reimbursements            3,243              -                 3,243
                             -------------   -------------      ---------------
  Total costs of services           24,167              -                24,167
                             -------------   -------------      ---------------

Research and development             1,654              -                 1,654
General and administrative expenses  5,423              -                 5,423
Marketing and promotion expenses     4,538              -                 4,538
Depreciation and amortization        5,570         (1,005)  (1)           4,565
                             -------------  -------------       ---------------
Operating income                     1,774          1,005                 2,779

Other  income  (expense):
  Interest income (expense), net      (475)           -                   (475)
  Other                                 93            -                     93
                             -------------  -------------       ---------------
Income before income taxes           1,392          1,005                 2,397

Income tax expense                    (777)          (134)  (2)           (911)
                             -------------  -------------       ---------------

Net income                    $         615 $         871        $        1,486
                              ===============  ===============   ==============

Diluted net income per share  $         0.02    $    0.04        $         0.06
                              ===============  ===============   ==============

Diluted weighted average
shares outstanding                    25,404            -                25,404
                              ===============  ===============   ==============

     Notes:
     ------
     (1) To adjust for amortization of purchased identifiable intangible assets.
     (2) To adjust income tax expense for assumed 38% tax rate for cash earnings.


                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                                 Three Months Ended
                                                 December 31, 2002
                                                 -----------------
                                                        Cash Earnings

                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $     40,664   $          -   $       40,664
  Customer reimbursements                            2,780              -            2,780
                                              -------------  -------------  ---------------
  Total revenues                                    43,444              -           43,444
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  19,941              -           19,941
  Customer reimbursements                            2,780              -            2,780
                                              -------------  -------------  ---------------
  Total costs of services                           22,721              -           22,721
                                              -------------  -------------  ---------------

Research and development                             1,317              -            1,317
General and administrative expenses                  6,468              -            6,468
Marketing and promotion expenses                     4,620              -            4,620
Depreciation and amortization                       11,623         (7,803)              (1)   3,820
                                              -------------  -------------                   -------
Operating income (loss)                             (3,305)         7,803            4,498

Other income (expense):
  Interest income, net                                 307              -              307
  Other                                                535              -              535
                                              -------------  -------------  ---------------
Income (loss) before income taxes                   (2,463)         7,803            5,340

Income tax benefit (expense)                           991         (3,020)              (2)  (2,029)
                                              -------------  -------------                   -------

Net income (loss)                             $     (1,472)  $      4,783   $        3,311
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.06)  $       0.19   $         0.13
                                              =============  =============  ===============

Diluted weighted average shares outstanding         24,822            443           25,265
                                              =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (2)     To  adjust  income  tax  benefit  (expense) for assumed 38% tax rate for cash earnings.



                                       PEGASUS SOLUTIONS, INC.
                                   RECONCILIATION OF CASH EARNINGS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                             (UNAUDITED)


                                            Year Ended December 31, 2003
                                            ----------------------------
                                                        Cash Earnings

                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $    161,245   $          -   $      161,245
  Customer reimbursements                           11,485              -           11,485
                                              -------------  -------------  ---------------
  Total revenues                                   172,730              -          172,730
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  85,207              -           85,207
  Customer reimbursements                           11,485              -           11,485
                                              -------------  -------------  ---------------
  Total costs of services                           96,692              -           96,692
                                              -------------  -------------  ---------------

Research and development                             5,199              -            5,199
General and administrative expenses                 23,348              -           23,348
Marketing and promotion expenses                    16,484              -           16,484
Depreciation and amortization                       28,029        (10,429)              (1)  17,600
Restructure costs                                    5,949         (5,949)              (2)       -
                                              -------------  -------------                   -------
Operating income (loss)                             (2,971)        16,378           13,407

Other income (expense):
  Interest income (expense), net                      (129)             -             (129)
  Other                                                363              -              363
                                              -------------  -------------  ---------------
Income (loss) before income taxes                   (2,737)        16,378           13,641

Income tax benefit (expense)                           905         (6,089)              (3)  (5,184)
                                              -------------  -------------                   -------

Net income (loss)                             $     (1,832)  $     10,289   $        8,457
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.07)  $       0.40   $         0.33
                                              =============  =============  ===============

Diluted weighted average shares outstanding         24,864            522           25,386
                                              =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (2)     To  adjust  for  non-recurring  restructure  costs  related  to the company's strategic integration.
     (3)     To  adjust  income  tax  benefit  (expense) for assumed 38% tax rate for cash earnings.



                                        PEGASUS SOLUTIONS, INC.
                                    RECONCILIATION OF CASH EARNINGS
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                              (UNAUDITED)


                                             Year Ended December 31, 2002
                                             ----------------------------
                                                         Cash Earnings

                                               As Reported    Adjustments    Cash Earnings
                                              -------------  -------------  ---------------
Revenues:
  Service revenues                            $    178,769   $     (3,534)              (1)  $175,235
  Customer reimbursements                           11,181              -           11,181
                                              -------------  -------------  ---------------
  Total revenues                                   189,950         (3,534)         186,416
                                              -------------  -------------  ---------------

Costs of services:
  Cost of services                                  88,717              -           88,717
  Customer reimbursements                           11,181              -           11,181
                                              -------------  -------------  ---------------
  Total costs of services                           99,898              -           99,898
                                              -------------  -------------  ---------------

Research and development                             5,821              -            5,821
General and administrative expenses                 25,146              -           25,146
Marketing and promotion expenses                    17,998              -           17,998
Depreciation and amortization                       48,075        (31,495)              (2)    16,580
                                              -------------  -------------                   ---------
Operating income (loss)                             (6,988)        27,961           20,973

Other income (expense):
  Interest income (expense), net                     1,224              -            1,224
  Other                                                130              -              130
                                              -------------  -------------  ---------------
Income (loss) before income taxes                   (5,634)        27,961           22,327

Income tax benefit (expense)                         2,115        (10,599)              (3)    (8,484)
                                              -------------  -------------                   ---------

Net income (loss)                             $     (3,519)  $     17,362   $       13,843
                                              =============  =============  ===============

Diluted net income (loss) per share           $      (0.14)  $       0.68   $         0.54
                                              =============  =============  ===============

Diluted weighted average shares outstanding         24,818            734           25,552
                                              =============  =============  ===============


     Notes:
     ------
     (1)     To  adjust  for  non-recurring  customer  termination  fee.
     (2)     To  adjust  for  amortization  of  purchased  identifiable  intangible  assets.
     (3)     To  adjust  income  tax  benefit  (expense)  for  assumed 38% tax rate for cash earnings.



                                   PEGASUS SOLUTIONS, INC.
                         RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
                                        (IN THOUSANDS)
                                         (UNAUDITED)


                                                Three Months Ended
                                                ------------------

                                                 December 31, 2003    December 31, 2002
                                                -------------------  -------------------
Total revenues                                  $           43,126   $           43,444
                                                ===================  ===================

Operating income (loss) (1)                                  1,774               (3,305)
Add:  depreciation and amortization                          5,570               11,623
                                                -------------------  -------------------

EBITDA                                          $            7,344   $            8,318
                                                ===================  ===================

EBITDA margin                                                   17%                  19%

Non-recurring items                                          2,343                   (2)   -
                                                -------------------                       ---

Adjusted EBITDA                                 $            9,687   $            8,318
                                                ===================  ===================

Adjusted EBITDA margin                                          22%                  19%


        Year Ended
----------------------------------------------
        December 31, 2003                       December 31, 2002
----------------------------------------------  -------------------

Total revenues                                  $          172,730   $          189,950
Less:  non-recurring customer termination fee                    -               (3,534)  (3)
                                                -------------------  -------------------

Adjusted revenues                               $          172,730   $          186,416
                                                ===================  ===================

Operating loss (1)                                          (2,971)              (6,988)
Add:  depreciation and amortization                         28,029               48,075
                                                -------------------  -------------------

EBITDA                                          $           25,058   $           41,087
                                                ===================  ===================

EBITDA margin                                                   15%                  22%

Adjustments:
  Restructure costs                                          5,949                    -
  Non-recurring customer termination fee                         -               (3,534)  (3)
  Other non-recurring items                                  3,771              (2), (4)   -
                                                -------------------                       ---

Adjusted EBITDA                                 $           34,778   $           37,553
                                                ===================  ===================

Adjusted EBITDA margin                                          20%                  20%

      (1)     For  reconciling  items  between operating income (loss) and net income (loss), see  the  Condensed
          Consolidated  Statements  of  Operations  included  in  this  release.
      (2)     Amount  represents  non-recurring expenses primarily for severance and expenses related  to
          PegasusCentral,  the  company's IT organization and product management initiatives.
      (3)     Amount  represents  non-recurring  customer  termination  fee.
      (4)     Amount  includes  costs  related to moving the company's Phoenix facilities and transition-
          related activities resulting from the company's strategic integration.  These costs cannot
          be  classified  as  restructure  costs  because they provide some future benefit to ongoing
          operations.





                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                 DECEMBER 31,          DECEMBER 31,

                                                  2003       2002
                                                ---------  ---------
ASSETS

Cash and cash equivalents                       $ 58,983   $ 19,893
Short-term investments                             4,046      4,033
Accounts receivable, net                          22,298     25,886
Other current assets                              11,092      8,368
                                                ---------  ---------
  Total current assets                            96,419     58,180

Goodwill, net                                    164,120    139,533
Intangible assets, net                             7,831      6,013
Property and equipment, net                       75,474     71,442
Other noncurrent assets                           22,716     12,927
                                                ---------  ---------
    Total assets                                $366,560   $288,095
                                                =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 24,672   $ 26,574
Unearned income                                    7,213      7,812
Other current liabilities                          5,477      6,799
                                                ---------  ---------
  Total current liabilities                       37,362     41,185

Noncurrent uncleared commission checks             4,545      4,641
Other noncurrent liabilities                      20,997     16,379
Convertible debt                                  75,000          -

Commitments and contingencies

Stockholders' equity:
  Common stock                                       251        247
  Additional paid-in capital                     290,828    287,676
  Unearned compensation                                -       (571)
  Accumulated other comprehensive loss              (834)    (1,705)
  Accumulated deficit                            (61,589)   (59,757)
                                                ---------  ---------
    Total stockholders' equity                   228,656    225,890
                                                ---------  ---------
    Total liabilities and stockholders' equity  $366,560   $288,095
                                                =========  =========